Table of Contents

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2019

AHP Servicing LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 024-10899

Delaware (State or other jurisdiction of incorporation or organization)	32-0536439 (IRS Employer Identification Number)

440 S. LaSalle Street, Suite 1110, Chicago, IL (Address of principal executive offices)	60605 (Zip Code)

(866) 247-8326
Registrant’s telephone number, including area code

Series A Preferred Stock
(Title of each class of securities issued pursuant to Regulation A)

Part II

Preliminary Statement Regarding Late Filing of Annual Report

We are filing this annual report on Form 1-K late in reliance on the temporary relief from ongoing reporting requirements provided in paragraph (f) of 17 CFR §230.257. Like most businesses, our operations have been impacted by the coronavirus infection in the community and steps taken to avoid it. We have reduced staffing in our central offices and some of our administrative employees have been working from home or have been furloughed. Accordingly, our ability to close and reconcile monthly, quarterly and annual financial records has been impaired. In addition, similar circumstances have occurred at the offices of our independent accountants and auditors. Between these two systematic impairments, we have found it impossible to provide properly reviewed financial statements quickly enough to file our SEC reports timely.

The Company and its Affiliates

AHP Servicing LLC, is a Delaware limited liability company formed to provide a mortgage servicing platform capable of effectively and efficiently servicing non-performing (delinquent) mortgage loans by working for the interests of all stakeholders (homeowners, investors, and the servicer) and maximizing the use of technology. We refer to AHP Servicing LLC as the “Company” or by words like “we” or “us”.

Neighborhoods United, LLC, a Delaware limited liability company (“Neighborhoods United”), owns the majority of the Common Stock of the Company. Jorge Newbery and Echeverria Kelly are the majority owners of Neighborhoods United. Neighborhoods United is also the sole owner of both the manager and investment manager of American Homeowner Preservation 2015A+, LLC (“2015A+”), which began an offering of securities to investors under Regulation A on May 25, 2016 and ended the offering on May 24, 2018. Like the Company, 2015A+ used the proceeds of its offering to invest in non-performing mortgage loans (although unlike the Company, 2015A+ is not a mortgage loan servicer). The Company has entered into a mortgage servicing agreement with 2015A+ to service its mortgage portfolio.

American Homeowner Preservation, LLC, or “AHP,” is a limited liability company organized under the laws of Delaware. AHP and its affiliates are also involved in buying distressed mortgage loans and trying to work out amicable resolutions with homeowners. AHP is managed and controlled by entities in turn owned by Neighborhoods United.

The Company’s business and affairs are overseen by a Board of Directors (the “Board”), which currently consists of Mr. Newbery, and Ms. Kelly. Ms. Kelly was appointed by Mr. Newbery and Mr. Newbery has the right to appoint one additional member to the Board at any time. Additionally, the Company’s LLC Agreement (the “LLC Agreement”) grants Mr. Newbery one vote per occupied Board seat on any matter before the Board, effectively giving Mr. Newbery complete control over the Company.

MBE Certification

On December 16, 2019, the Company was nationally certified as a qualifying Minority Business Enterprise by the Chicago affiliate of the National Minority Supplier Development Council, Inc. This recognition as an MBE is expected to enhance opportunities for business with certain private enterprises and governmental agencies who seek to increase business activity with MBEs.

1

Caution Regarding Forward-Looking Statements

We make statements in this Annual Report that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Annual Report or in the information incorporated by reference into this Annual Report.

The forward-looking statements included in this Annual Report are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	risks associated with COVID-19 generally and its substantially negative impacts on the labor and real estate markets which may impact a borrower’s ability to pay his/her mortgage;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	risks associated with a newly formed business, including our ability to develop a reputation and brand identify, attract and retain qualified personnel, raise capital, control cost, respond to competitors, manage growth, and implement adequate accounting, financial, and other systems and controls, among other challenges;

•	our ability to obtain sufficient servicing customers outside of servicing pools owned by related parties;

•	risks associated with the highly competitive distressed residential mortgage market, including the potential ability of competitors who may have lower cost of capital, better access to leverage, or other advantages over the Company;

•	attracting and retaining key personnel, including our founder, Mr. Newbery;

•	risks associated with various federal, state, and local licensing requirements, consumer protection laws, foreclosure laws, and regulatory oversight;

•	our ability to obtain and maintain servicing licenses in all states where such a license is required;

•	our ability to comply with each mortgage servicing client’s standards and policies;

•	risks associated with institutional mortgage lenders “in-sourcing” mortgage servicing activities, limiting our potential pool of servicing customers;

•	the speculative nature of real estate investing in general, and residential properties in particular;

•	our inability to calculate the value of mortgages that are in default;

•	exposure to liability relating to environmental and health and safety matters;

2

•	the risk a homeowner could initiate lengthy legal proceedings, including filing for bankruptcy, which would delay, complicate, or increase the cost of foreclosure;

•	the impact on local laws that could hinder our ability to foreclose on the underlying real estate;

•	the failure of the original lender or prior mortgage holder to comply with legal or technical requirements of the loan documents;

•	the potential that homeowners lied on their loan application about certain information, including ownership of the underlying real estate or the existence of prior liens;

•	risk that the seller of a loan to the Company misrepresented or omitted important information to us;

•	risks that a homeowner asserts claims against the Company based on a theory of “lender liability;”

•	risks associated with geographic and asset class markets where we may have – or end up having – a high concentration of investments;

•	risks associated with the collection, processing, storage, use, and disclosure of personal information of borrowers, including names, addresses, social security numbers, bank account numbers, credit card numbers, and credit history information, including our ability to comply with various federal, state, and local laws governing data privacy and protection;

•	our inability or failure to complete our due diligence process on the mortgages we purchase, including our inability to obtain or confirm important information about the loan, the borrower, or the residential property, which may be inaccurate, incomplete, hidden, or unavailable;

•	our reliance on third parties to provide essential services to the Company;

•	our potential need to raise additional capital in the future, and the availability of such funding on terms favorable to the Company;

•	risks associated with leverage and the Company’s potential need to borrow funds to purchase assets;

•	risks associated with competing objectives generally, and with competing financial and societal goals (including the desire to help homeowners retain their homes) specifically;

•	risks associated with breaches of our data security;

•	exposure to litigation or other claims;

•	legislative or regulatory changes impacting our business or our assets (including changes to SEC guidance related to Regulation A or the JOBS Act);

•	changes in business conditions and the market value of our assets, including changes in interest rates, borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act, the Investment Company Act and other laws; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Annual Report. All forward-looking statements are made as of the date of this Annual Report and the risk that actual results will differ materially from the expectations expressed in this Annual Report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Annual Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Annual Report, including, without limitation, the risks described in our Offering Circular under “Risk Factors,” the inclusion of such forward- looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Annual Report will be achieved.

3

Our Business

Overview

The Company was formed to provide a mortgage servicing platform capable of effectively servicing non-performing (delinquent) mortgage loans by working for the interests of all stakeholders (homeowners, investors, and the servicer) and maximizing the use of technology. We expect to invest in (buy) primarily non-performing mortgage loans and related assets, such as contracts for deed and REO (bank or lender owned) assets. We also intend to acquire mortgage servicing rights, including by purchasing servicing rights from other servicers and/or by acquiring other companies engaged in mortgage servicing.

Regulation A Offering

The Company is currently offering to the public shares of its Series A Preferred Stock pursuant to an offering under Regulation A (the “Offering”) and an Offering Circular dated November 5, 2018, as it may be updated and amended from time to time (the “Offering Circular”). The Offering Circular is available through the SEC’s EDGAR site, www.sec.gov/edgar, and may also be obtained by contacting the Company.

The Offering began on November 5, 2018. As of December 31, 2019, the Company had sold 1,935,816 shares of Series A Preferred Stock in the Offering. We refer to the purchasers of Series A Preferred Stock as “Investors.”

You should read the entire Offering Circular, as supplemented and amended, before investing in our stock, including but not limited to the section captioned “Risk Factors.”

Investment Objectives and Strategy

The Company believes it can buy distressed residential mortgage loans at significant discounts to their unpaid principal balances and the current market values of the collateralized real estate. We were formed as a Delaware limited liability company to acquire such loans and leverage our proprietary technology to service these loans and work with homeowners to modify the loan, obtain another resolution, collect payments, and perform related servicing functions. We believe our business model will allow us to drive efficiencies, deliver better results for all stakeholders, and take significant market share from established servicers.

Our investment strategy is centered around being one of only a few national, institutional-quality buyers (with committed capital) for these lower dollar-value assets. The Company will seek to acquire assets that are too small and too distressed to be a high priority for larger banks, hedge funds, or other large buyers. Typically, these assets will primarily be U.S. single-family residential mortgage loans secured by one-to-four-family homes but we may also acquire (i) direct interests in real estate; (ii) loans secured by other asset types; and/or (iii) commercial loans. However, we expect that mortgage loans secured by one-to-four-family homes will comprise more than ninety (90%) percent of our total portfolio.

We purchase our loans from a variety of sources, including (i) banks and other depository institutions; (ii) private lenders; (iii) government-related agencies acting as receivers; (iv) hedge funds; and (v) other private holders of loans. If portfolios of these loans are divided in “tranches,” we typically purchase the highest-risk tranche which suits our skillset and business model.

To help analyze data on a prospective loan and make accurate bids, our management team will utilize a proprietary pricing model developed by our founder and utilized by other entities affiliated with our founder, which has been continuously refined since 2011. If the Company wins the initial bid, we order a title report and broker’s price opinion and perform additional due diligence. Our original bid may be adjusted based on these factors and revised bids are then submitted to the seller. If the seller accepts our bid and we purchase a loan, we contact the homeowner and try to achieve a consensual, mutually-satisfactory resolution. This may result in:

•	Reinstatement of the loan if the borrower is willing and able to bring the loan current either in lump sum payment or by making payments over time. After the loan is current and has a history of timely payments, we typically sell the loan if we or a related company own it.

•	Settlement of the loan if the borrower (i) has a short sale buyer; (ii) can refinance; or (iii) otherwise has cash on hand, which we may accept for less than its face amount.

•	Modification of the loan, including lowering the interest rate, extending the term and/or reducing the principal owed. After the loan is modified and develops a history of timely payments, we typically sell the loan if we or a related company own it.

•	Obtaining a deed in lieu of foreclosure if the property is vacant or the homeowner no longer wishes to keep the property. Typically, we will end up selling the property after we acquire it.

•	Foreclosing on the property which we typically do as a last resort since it usually involves a lower return and slower recovery than a consensual resolution.

4

Sometimes, we may also pursue a joint venture financing model to acquire our loans involving us, a lender, and an unrelated investor. Typically, the lender would finance up to 65% of the purchase price of a portfolio of loans, with the Company and the investor financing the remaining portion. The Company would be the owner and servicer of the acquired loans and profits realized from the portfolio, if any, would be divided among the parties based on a pre-determined agreement.

Our corporate office is located at 440 S. LaSalle Street, Suite 1110, Chicago, IL 60605. Our telephone number is: (866) 247-8326. Information regarding our company is also available on our website at www.ahpservicing.com.

Information contained on or accessible through, our website is not incorporated by reference into and does not constitute a part of this Annual Report or any other report or documents we file with or furnish to the SEC.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Board will have substantial discretion with respect to the selection of specific investments, the management of our portfolio and the purchase and sale of our assets.

Opportunity and Market Overview

Investing with us offers investors the opportunity to invest in a progressive perspective in the mortgage space. Our senior management team has a proven track record of success in the special servicing space and we have experience designing strategies and executing on tactical plans for large sub-prime mortgage companies. We have deep relationships in the distressed mortgage loan industry and our proprietary collection and loan management technology allows us to get to market quickly with minimal overhead or significant capital commitments.

Lack of Allocation Requirements

Nothing in our charter, organizational documents or otherwise provides for restrictions or limitations on the percentage of our investments that must be (i) in a given geographic area, (ii) of a particular type of real estate, or (iii) acquired utilizing a particular method of financing. The Board may change our targeted investments and investment guidelines without specific restrictions or limitations related to geographic location, diversification, or otherwise.

Risk Management

We will seek to manage risk through the use of our proprietary servicing platform to maximize the efficiency of our operations and interactions. We will also task our Board with monitoring and analyzing our portfolio to minimize risk.

Borrowing and Leverage Policy

We may utilize leverage in our investment program when the Board considers it appropriate, including to acquire portfolio investments. The Company will also incur liabilities in the nature of trade debt in the ordinary course of business. Where we borrow money to buy loans, the amount of the borrowing typically does not exceed seventy (70%) percent of the price of the loans. The use of leverage may, in certain circumstances, maximize the adverse impact to which the Company’s investment portfolio may be subject. Our Board may from time to time modify our leverage policy in its discretion.

Liquidity and Capital Resources

Our Offering Statement was qualified by the SEC on November 5, 2018. As of December 31, 2019, we have raised $19,358,164.75 in sales of Series A Preferred Stock. We currently do not have any outstanding debt, although as our investment activity increases we may utilize debt financing or purchase additional non-performing mortgages.

Under Section 3.2 of the Company’s Authorizing Resolution, the Board must try to return all of the money invested by each Investor within five (5) years after his/her/its investment. If the Company does not have enough money, holders of Series A Preferred Stock might receive a return later than five (5) years, or not at all. If the Company is as profitable as we project, investors may receive a return of their investment sooner than five years.

5

Competition

Our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many companies to acquire mortgage servicing rights and mortgage servicing business. Many of our competitors are large, established players in the mortgage servicing business, such as commercial banks and publicly-traded mortgage servicers. Many of our competitors are substantially larger than us and have greater access to capital, technical and marketing resources, and may have lower funding costs. Likewise, many companies and individuals compete to invest in the same kinds of loans the Company buys. The more competition there is to acquire loans, the more the Company will be required to pay for loans and the more risk the Company will be required to assume to obtain a given return on its investments. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

6

Management Discussion and Analysis of Financial Condition and Results of Operations

Operating Results

The Company was formed on November 5, 2018. As of December 31, 2019, the Company had invested a total of $17,234,158 and has generated $1,753,810 in 2019 revenue, including $1,040,580 in servicing revenue and $452,740 in management fee revenue.

As of December 31, 2019, the Company has assets totaling more than $13,950,160 on its balance sheet, including mortgage loans held for sale of $8,420,563, current assets of $5,276,628 and other assets totaling $252,969. Liabilities totaled $952,444.

Liquidity and Capital Resources

The Company is seeking to raise up to $50,000,000 of capital in the Offering by selling shares of common stock to Investors. As of December 31, 2019, the Company had raised $19,358,164.75 in the Offering.

We are dependent upon the net proceeds from the Offering to conduct our proposed operations. We will obtain the capital required to purchase new investments and conduct our operations from the proceeds of Offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

Trend Information

With unemployment approaching or threatening to approach levels not seen since the Great Depression, we are already experiencing or expect to see a number of effects of COVID-19 including a spike in the number of payments defaults with borrowers on loans we service, and an increase in the amount of time and resources we spend on reaching resolutions. In addition, foreclosure and eviction moratoria across the country have impacted our ability to move forward with many legal actions.

Although we are working from incomplete information, we expect these trends to continue and perhaps accelerate, depending on the trajectory of COVID-19 and attempts by state and local governments to re-open their economies. Among other possible outcomes:

•	Payment defaults may continue to increase causing our servicing costs to increase as a result of having to reach multiple workouts with our borrowers over the course of a single servicing relationship.

•	The market for distressed mortgage loans may increase significantly, presenting us with a tremendous opportunity to acquire loans that directly meet our investment strategy.

•	Additional competitors may enter the distressed mortgage loan market as newer, less-risky loans become scarcer, as credit markets tighten and businesses face increased uncertainty about the future.

•	We expect that we will need to increase the number of foreclosures we receive from our borrowers, which will result in reduced returns to our investors versus more consensual resolutions.

•	Due to this increase in foreclosures, we expect to hold a significant number of real estate assets that may be difficult to resell given current economic conditions. As a result, we may experience a significant negative impact our liquidity which will impact our distributions to Investors.

•	The pandemic has caused significant uncertainty in the value of assets, including real estate. Until that uncertainty is resolved, it might be difficult for us to borrow money or raise capital by selling equity.

In the short run, we expect the pandemic to cause our revenue to decrease. We do not know how long the pandemic will last or how its effects will ripple through the American economy. In a best-case scenario, we would experience a short term drop in cash flow and a dip in asset values as the economy adjusts to a new reality. In a worst-case scenario, where foreclosures increase, we may have to reduce, perhaps significantly, our distributions to investors as a result of our increased servicing costs. Based on the information currently available to us, we expect an outcome closer to the former scenario than the latter and are marshalling all our experience and assets toward that end.

7

Management

Our Board of Directors, Officers & Key Employees

We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The current board members who have served since the formation of the entity are Jorge Newbery and Echeverria Kelly. All of our directors are appointed by Mr. Newbery. As a result, we do not have any independent directors or management and conflicts of interest that may arise.

In addition to the two directors, the Company has several officers and key employees who have or will contribute to the Company each of whom is discussed more fully below.

Jorge Newbery, CEO and Director

Jorge Newbery founded American Homeowner Preservation LLC in 2008 as a nonprofit organization with a mission of keeping families at risk of foreclosure in their homes. In 2009, AHP transitioned to a for-profit entity, but AHP and the Company continue to operate with a dual purpose: to earn returns for Investors while seeking consensual solutions to help struggling homeowners keep their homes.

Mr. Newbery brings a wealth of real estate and mortgage experience to his role. He was the President of Budget Real Estate Inc. from1995 to 2008, where he brokered over 1,000 troubled Department of Housing and Urban Development and real estate owned properties and acquired, renovated and operated over 200 distressed multi-family, single-family and commercial properties.

By 2004, Mr. Newbery owned more than 4,000 apartment units nationwide. Then financial disaster struck in the form of an ice storm on Christmas Even 2004 which devastated Mr. Newbery’s largest holding, the 1,100 unit Woodland Meadows complex in Columbus, Ohio. Mr. Newbery wound up in extended litigation with the insurer. Although the insurer eventually settled for $32 million, the settlement was too little, too late. Mr. Newbery lost everything and emerged $26 million in debt. The lessons learned from this experience formed the foundation for the establishment of AHP.

From 1992 to 1995, Mr. Newbery co-founded and operated Sunset Mortgage, which specialized in obtaining loans for homeowners faced with challenging credit hurdles.

Patrick McLaughlin, Interim Chief Operating Officer

Mr. McLaughlin serves as Interim Chief Operating Officer of the Company. Most recently, he was Managing Director of RockTop Partners, LLC, an alternative investment manager that specializes in distressed consumer credit markets and Ursus Holdings, LLC, which provides title curative services, consulting, investment services, analytics, and legal services to the mortgage industry. Prior to that, Mr. McLaughlin was President of First American Mortgage Services, the primary provider of national solutions for residential mortgage originators and servicers. Mr. McLaughlin’s responsibilities included business development, operational management, expansion of strategic partnerships, and financial reporting in the lender’s services segment. He holds a bachelor’s degree from the University of California, Los Angeles, a Juris Doctor from the University of San Francisco and is a member of the State Bar of California.

Craig Lindauer, Chief Financial Officer

Mr. Lindauer is the Chief Financial Officer for AHP Servicing. In his role, Mr. Lindauer is responsible for all aspects of the financial management of AHP, including corporate tax strategies, treasury management, corporate and mortgage accounting and investor relations. He is a results-driven leader who offers broad management, with a concentration on internal controls and strategic planning to AHP management.

Prior to joining AHP, Craig served as the Executive Vice President for Seneca Mortgage Services and its predecessors for 15 years. Craig has more than 30 years in the mortgage servicing industry, with a substantial focus on the financial sectors. Craig is adept with the Black Knight Mortgage Servicing platform, which AHP is converting to, in order to increase the company's efficiencies and superior customer service. Craig is a graduate of Canisius College with a bachelor’s degree in accounting.

8

Charles King, Chief Compliance Officer

Mr. King holds a Juris Doctor degree from the University of Michigan Law School and a Bachelor of the Arts degree in political science from the University of Iowa. Mr. King is licensed to practice law in the state of Illinois.

Mr. King joined the Company in April 2018 as Vice President and Chief Compliance Officer. Prior to joining the Company, Mr. King worked at Dovenmuehle Mortgage, Inc. from January 2012 to April 2018. Mr. King served in a variety of capacities, including Staff Attorney in Dovenmuehle's corporate Legal Department where he advised on a range of legal issues, with a focus on licensing and state regulatory compliance issues.  He previously served as the Assistant Manager of the Default Litigation Department, Assistant Manager of Dovenmuehle's Attorney Oversight Department, Compliance Associate, and Default Litigation Specialist.

Echeverria Kelly, Director

Ms. Kelly earned her BA from Claremont McKenna College and her MS from the University of Illinois at Urbana-Champaign.

Ms. Kelly is a principal and minority owner of Neighborhoods United, LLC, which owns the majority of the Common Stock of the Company. Ms. Kelly contributed to American Homeowner Preservation LLC since its founding, most recently as Chief Operating Officer from September 2013 through March 2018.

Kenny Daniel, President

Mr. Daniel earned his BS from Auburn University. Mr. Daniel also attended the Mortgage Bankers Association School of Mortgage Banking.

Mr. Daniel joined the Company in September 2019 as President and is focused on the growth of the Company including leading government, agency and industry relations. Prior to joining the Company, Mr. Daniel, from 2005 to 2019, was the Chief Operations Officer and Chief Strategy Officer for various national and regional real estate law firms. From 1997 to 2005, Mr. Daniel served as Director of Servicing and Risk Management of Fannie Mae’s Eastern Business Center.

Leta McLaughlin, Director of Business Development

Mrs. McLaughlin Leta earned her bachelor's degree in journalism from California State University, Long Beach.

Mrs. McLaughlin joined the Company in September 2019 as Director of Business Development. Prior to joining the Company, from 2014 to 2019, Mrs. McLaughlin was the Director of Business Development for RockTop Partners and Ursus Holdings, where she sourced both buyers and sellers of residential loan portfolios, including financial institutions, mortgage companies, and private equity funds. Previously, Mrs. McLaughlin sold residential real estate in Northern California and worked in corporate private investigations.

Robert Camerota, Vice President

Mr. Camerota joined the Company as Vice President in January 2020. Mr. Camerota is part of our Executive Leadership team; he specializes in Loan Origination. Mr. Camerota has been in the mortgage industry for over 30 years now. His is well known for his incredible expertise and remarkable loan origination process, along with his vast knowledge of mortgage operations.

Prior to joining the Company, Robert was the Senior Vice President at GMAC ResCap where he was head of mortgage operations. In that role, Mr.Camerota led the planning, management and administration phases of GMAC ResCAp, Consumer Services Operations Group, managing an annual budget of $132 million, including an oversight of 1st and 2nd mortgage fulfillment for GMAC Residential Retail.

9

Barry Owens, Vice President

Mr. Owens is the Vice President of the Company where he is part of the Company’s Executive Committee and leadership team focusing on Pre-REO and REO. Mr. Owens is dedicated to the growth of the Company and has demonstrated history of success working in the real estate industry.

Mr. Owens has over 29 years of mortgage servicing and sales experience with a history of providing technology solutions that enable operators to perform at their peak. Mr. Owens was previously Vice President of Exceleras LLC and Senior Vice President of Business Development for OrangeGrid Empowering people in progress.

Suzanne McClelland, Senior Director of Contract Procurement

Mrs. McClelland is focused on Government contracting and is part of the leadership team. In the past 22 years Suzy has become an esteemed Owner/Broker, Mortgage Specialist, Owner, Licensed Real Estate Broker, and CEO. Suzy is highly regarded by her clients and professionals in the field.

Suzanne L. McClelland-is a creative innovator, accomplished entrepreneur offering 30 years of progressive industry experience. Specializing in government contracting, real estate brokerage, company branding, and marketing. Dedicated to maximizing business efficiency and bottom line profits with forward thinking approaches and clear focus on continuous improvement. Personal mission remains unchanged and determined to succeed while supporting the community through volunteering, mentoring and philanthropic commitment.

None of the directors are or have been involved in any material legal proceedings during the past ten years. All of our directors were appointed by Mr. Newberry and Mr. Newbery and Ms. Kelly are married. As a result, we do not have any independent directors or management and conflicts of interest may arise.

Although the number of board members may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction.

The LLC Agreement vests exclusive authority over the business and affairs of the Company in a three-member Board of Directors, with our founder, Jorge P. Newbery, being one of the three members and having the right to appoint the other two members. Further, the LLC Agreement gives Mr. Newbery that number of votes on any decision of the Board equal to the number of seats on the Board. Thus, Mr. Newbery will control all decisions of the Board and will have complete control over the Company. At this time, the Board is composed of Jorge P. Newbery (our Founder, President, and CEO), and Echeverria Kelly, with one vacancy.

The LLC Agreement authorizes the Board to appoint officers of the Company from time to time, and give them such duties and responsibilities as the Board shall determine.

Investors do not have voting rights, except in connection with certain stockholder approvals required in connection with certain material amendments to the LLC Agreement. Among other things, this means that Investors will not have the right to elect Board members or officers, remove Board members or officers, or generally vote on or otherwise approve or reject any decisions or actions of the Company.

Under Delaware law, our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties. As a result, we do not have any independent directors or management and conflicts of interest may arise.

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers follow these policies and that these policies continue to be in the best interests of our shareholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

10

Executive Officers of Company

Name	Age	Position	Term of Office	Approximate House Per Week if Not Full Time
Jorge Newbery	54	President, Chief Executive Officer, and Director	Mr. Newbery will remain in office until he resigns or is removed.	Full Time
Patrick McLaughlin	57	Interim Chief Operating Officer	Mr. McLaughlin serves on an “at-will” basis.	Full Time
Craig Lindauer	60	Vice President, Accounting & Finance	Mr. Lindauer serves on an “at-will” basis.	Full Time
Echeverria Kelly	51	Board Member, Director of Human Relations	Ms. Kelly will remain in office until she resigns or is removed.	(Director)
Kenny Daniel	58	President	Mr. Daniel serves on an “at-will” basis.	20 Hours
Charles King	33	Vice President, Chief Compliance Officer	Mr. King serves on an “at-will” basis.	Full Time
Leta McLaughlin	54	Director of Business Development	Ms. McLaughlin serves on an “at-will” basis.	20 Hours
Robert Camerota	62	Vice President	Mr. Camerota serves on an “at-will” basis.	Full Time
Barry Owens	53	Vice President	Mr. Owens serves on an “at-will” basis.	Full Time
Suzanne McClelland	54	Senior Director of Contract Procurement	Ms. McClelland serves on an “at-will” basis.	Full Time

Compensation of Executive Officers

The table below presents the annual compensation of each of the three highest paid executive officers and directors of the Company for the 2019 fiscal year:

Name	Title	Annual Cash Compensation	Other Compensation	Total Compensation
Jorge P. Newbery	President, CEO, & Director	$315,000	$0	$315,000
Patrick McLaughlin	Interim Chief Operating Officer	$200,000	$0	$200,000
Robert Camerota	Vice President	$200,000	$0	$200,000

The Company’s directors do not receive additional compensation for their service on the Board or attendance at Board meetings.

The Company does not have any ongoing plan or arrangement regarding future compensation of directors or executive officers.

11

Family Relationships

Mr. Newbery and Ms. Kelly are married. Mr. McLaughlin and Ms. McLaughlin are married. There are no other family relationships among the directors, executive officers, and significant employees of the Company.

Limited Liability and Indemnification of Directors and Officers

The LLC Agreement protects the directors, officers and employees of the Company and their affiliates from lawsuits brought by Investors or other parties. For example, it provides that such persons will not be responsible to Investors or the Company for mistakes, errors in judgment, or other acts or omissions (failures to act) as long as the act or omission was not the result of fraud or willful misconduct by such persons. This limitation of liability is referred to as “exculpation.” Further, the LLC Agreement provides that the directors, officers and employees of the Company do not owe any fiduciary duties to the Company or its stockholders, and that any fiduciary duties that may be implied by applicable law are expressly waived by the stockholders (including Investors) and the Company. This means that stockholders would generally be barred from bringing claims for breach of fiduciary duty, misappropriation of business opportunities, or similar claims alleging that the directors, officers and/or employees of the Company breached some duty or obligation to stockholders or the Company (but not claims based on a breach of the terms of the LLC Agreement or Authorizing Resolution). The waiver of fiduciary duties and the exculpation provisions discussed above do not apply to claims made under the federal securities laws.

The LLC Agreement also requires the Company to indemnify (reimburse) the directors, officers and employees of the Company and their affiliates from losses, liabilities, and expenses they incur in performing their duties, provided that they (i) acted in good faith and in a manner believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) the challenged conduct did not constitute fraud or willful misconduct, in either case as determined by a final, non-appealable order of a court of competent jurisdiction. For example, if a third party sued the directors and officers of the Company on a matter related to the Company’s business, the Company would be required to indemnify the directors and officers for any losses or expenses they incur in connection with the lawsuit, including attorneys’ fees, judgments, etc. However, this indemnification is not available where a court or other juridical or governmental body determines that the person to be indemnified is not entitled to indemnification under the standard described in the preceding sentence.

Notwithstanding the foregoing, no exculpation or indemnification is permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of federal or state securities laws or other applicable law.

The detailed rules for exculpation and indemnification are set forth in Section 6 of the LLC Agreement.

12

Conflicts Of Interest And Related Party Transactions

Our interests could conflict with your interests in a number of important ways, including these:

•	Your interests might be better served if our management team devoted its full attention to managing the Company. Instead, they will manage other businesses, and these other entities may compete directly with the Company. In particular, certain directors and executive officers of the Company will manage other investment programs which may compete with the Company for opportunities to purchase non-performing loan pools. It is possible new such programs will be created in the future. We have not adopted any specific policies or procedures regarding conflicts of interest (including, without limitation, regarding the allocation of investment opportunities, resources, expenses or other items among the entities affiliated with our Board of Directors and executive officers).

•	At least initially, our business will focus on servicing mortgages owned by entities affiliated with our founder and management team, including American Homeowner Preservation 2015A+, LLC. The terms of any servicing or other agreements entered into between the Company and such affiliated entities were negotiated between related parties and not on an arm’s-length basis. While we believe they are fair and reasonable to the Company in all material respects, there is no guarantee that the Company could not obtain more favorable terms in a true arm’s-length bargain.

•	Members of our management team have business interests wholly unrelated to the Company and its affiliates, all of which require a commitment of time.

•	We might buy loans from our affiliates. Although we will always seek to establish a fair, arm’s-length price for loans, our interests as a seller conflict with your interests as a buyer.

•	The lawyer who prepared the LLC Agreement, the Investment Agreement, and the Offering Circular represents us, not you. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

Security Ownership of Management and Certain Security Holders

The following chart reflects the beneficial ownership of certain persons and groups of persons as of December 31, 2019:

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock	Amount and Nature of Beneficial Ownership of Common Stock Acquirable	Percent of Common Stock
Jorge P. Newbery 440 S. LaSalle Street, Suite 1110 Chicago, IL 60605	80,000*	0	99%**
Neighborhoods United, LLC 440 S. LaSalle Street, Suite 1110 Chicago, IL 60605	80,000*	0	99%**
All directors and executive officers as a group	80,000***	0	100%

* Pursuant to Neighborhood United’s Limited Liability Company Agreement, Mr. Newbery has the sole power to appoint and remove the members of Neighborhoods United’s Board of Directors at will, and is entitled to cast a majority of the votes of the Board of Directors on any matter to be acted upon by the Board of Directors. Accordingly, the shares of the Company’s Common Stock owned of record by Neighborhoods United have also been deemed beneficially owned by Mr. Newbery for purposes of this table.

** DeAnn O’Donovan, formerly the CEO of the Company, and Jeremiah Kaye, Director of Finance and Accounting, were formerly owners of shares of Common Stock. However, these shares have been redeemed and are therefore not taken into account on this chart.

*** Includes 80,000 shares of Common Stock beneficially owned by Neighborhoods United and Mr. Newbery.

13

Interest of Management and Others in Certain Transactions

Jorge P. Newbery and Echeverria Kelly, who are husband and wife, own Neighborhoods United.

Mr. Newbery and Ms. Kelly also control various investment programs involved in investing in non-performing mortgage loans and real estate generally, including American Homeowner Preservation 2015A+, LLC (“2015A+”). The Company has entered into an agreement captioned “Residential Mortgage Special Servicing Agreement” (the “Servicing Agreement”) with 2015A+ pursuant to which the Company will serve as special servicer for 2015A+’s mortgage portfolio (beginning initially with a portion of that portfolio, although the parties intend over time to transfer all servicing activities to the Company as third-party servicers are phased out). Pursuant to the Servicing Agreement, the Company will be entitled to receive the servicing fees and other income set forth on Exhibit B of the agreement. The Company may enter into similar servicing agreements with other entities affiliated with Neighborhoods United.

The Company has also entered into an Asset Management Agreement with AHP Capital Management, LLC, which serves as the investment manager to 2015A+. AHP Capital Management, LLC is owned by Neighborhoods United. Under the Asset Management Agreement, AHP Capital Management, LLC has delegated its asset management role over 2015A+ loans currently being serviced by third parties to the Company. While those loans are serviced by third parties, the Company will provide asset management services and receive a monthly asset management fee of $60 per loan under the Asset Management Agreement. Once the Company takes over the servicing of any loan subject to the Asset Management Agreement, it will no longer receive the monthly asset management fee (its compensation would at that point be determined under the Servicing Agreement).

2015A+ provided an unsecured line of credit of up to $1,000,000 to the Company pursuant to an Unsecured Line of Credit Promissory Note dated July 19, 2018, a copy of which is attached hereto as Exhibit 1A-6J. The line of credit had a term of eighteen months, with all principal and accrued interest due in a single lump sum payment at maturity, with interested calculated at the rate of 20% per year. This indebtedness has been repaid.

On July 23, 2019, the Company and 2015A+ executed an Unsecured Line of Credit Promissory Note, pursuant to which the Company agreed to lend up to $2,000,000 to 2015A+ at 12% interest. All amounts loaned are be due and payable on July 23, 2020. A copy of the Unsecured Line of Credit Promissory Note is attached as Exhibit 1A-6M.

Jorge P. Newbery is a Partner in Activist Legal LLP, a law firm based in Washington D.C. Although Mr. Newbery is not a lawyer, Washington D.C. permits non-lawyers to be partners in law firms. The firm represents creditors in several states and seeks to achieve consensual resolutions of delinquent mortgage loans and avoid litigation whenever possible. The firm provides these services through a network of qualified co-counsel.

The Company may engage Activist Legal to represent it in loan workout, foreclosure, bankruptcy and related matters in connection with its business. In doing so, Activist Legal will typically charge the Company (and its other clients) flat rates allowable under Fannie Mae rules. Hourly work is billed at $225 per hour.

14

Financial Statements

INDEPENDENT AUDITORS' REPORT AND

FINANCIAL STATEMENTS FOR

AHP SERVICING, LLC

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

15

AHP SERVICING, LLC
TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS' REPORT	17

FINANCIAL STATEMENTS
Balance Sheets	18
Statements of Operations	19
Statements of Changes in Members' Equity	20
Statements of Cash Flows	21
Notes to Financial Statements	22-25

SUPPLEMENTARY INFORMATION
Computation of Adjusted Net Worth to Determine Compliance with HUD Net Worth Requirements	26
Computation of Liquid Assets to Determine Compliance with HUD Liquidity Requirements	27
Report on Internal Control over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards	28

16

905 S. Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance | Tax | Advisory

INDEPENDENT AUDITORS' REPORT

To the Members

AHP Servicing, LLC

Chicago, Illinois

Report on the Financial Statements

We have audited the accompanying financial statements of AHP Servicing, LLC, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of operations, changes in members' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AHP Servicing, LLC as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matters

Report on Supplementary Information — HUD Program

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplementary information, Computation of Adjusted Net Worth to Determine Compliance with HUD Net Worth Requirements and Computation of Liquid Assets to Determine Compliance with HUD Liquidity Requirements is presented for purposes of additional analysis. The accompanying supplementary information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the accompanying supplementary information is fairly stated in all material respects in relation to the financial statements as a whole.

Report on Other Legal and Regulatory Requirements — Government Auditing Standards

In accordance with Government Auditing Standards, we have also issued our report dated May 29, 2020, on our consideration of AHP Servicing, LLC's internal control over financial reporting and on compliance and other matters. The purpose of the report is to describe the scope of our testing of internal control over financial reporting and compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering AHP Servicing, LLC's internal control over financial reporting and compliance.

/s/ Richey, May & Co.

Englewood, Colorado
May 29, 2020

17

AHP SERVICING, LLC
BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$221,071	$3,229,453
Escrow cash	444,686	9,190
Accounts receivable and servicing advances	380,306	402,500
Note receivable, related party	4,047,282	–
Prepaid expenses	183,283	149,597
Total current assets	5,276,628	3,790,740

OTHER ASSETS
Mortgage loans held for investment	8,420,563	501,604
Property and equipment, net	151,163	224,309
Deferred offering costs	56,801	56,801
Deposits	45,005	25,893
Total other assets	8,673,532	808,607

TOTAL ASSETS	$13,950,160	$4,599,347

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$507,759	$619,730
Escrow liability	444,685	9,190
Total liabilities	952,444	628,920

COMMITMENTS AND CONTINGENCIES (Note L)

MEMBERS' EQUITY	12,997,716	3,970,427

TOTAL LIABILITIES AND MEMBERS' EQUITY	$13,950,160	$4,599,347

The accompanying notes are an integral part of these financial statements.

18

AHP SERVICING, LLC

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2019	2018
REVENUE
Asset management fees	$452,740	$1,128,984
Loan servicing fees	1,040,580	216,055
Interest income	222,376	–
Gain on sale of mortgage loans held for investment, net of direct costs of $73,589	19,696	–
Other income	18,418	–
Total revenue	1,753,810	1,345,039

EXPENSES
Salaries and benefits	2,655,040	1,598,465
Occupancy, equipment and communication	209,340	170,455
General and administrative	285,879	189,419
Professional services	814,832	240,389
Advertising and marketing	106,002	83,863
Depreciation and amortization	93,996	52,610
Interest expense	–	22,954
Total expenses	4,165,089	2,358,155

NET LOSS	$(2,411,279)	$(1,013,116)

The accompanying notes are an integral part of these financial statements.

19

AHP SERVICING, LLC

STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

Balance, January 1, 2018	$171,716

Member contributions	4,911,827

Member distributions	(100,000)

Net loss	(1,013,116)

Balance, December 31, 2018	3,970,427

Member contributions	15,762,973

Member distributions	(4,324,405)

Net loss	(2,411,279)

Balance, December 31, 2019	$12,997,716

The accompanying notes are an integral part of these financial statements.

20

AHP SERVICING, LLC

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,411,279)	$(1,013,116)
Non-cash items-
Gain on sale of mortgage loans held for sale, net of direct costs	(19,696)	–
Depredation and amortization	93,996	52,610
(Increase) decrease in-
Escrow cash	(435,496)	(9,190)
Accounts receivable and servicing advances	22,194	(402,500)
Prepaid expenses	(33,686)	(104,304)
Deferred offering costs	–	(56,801)
Deposits	(19,112)	(25,893)
Increase (decrease) in-
Accounts payable and accrued expenses	(111,971)	616,428
Escrow liability	435,495	9,190
Net cash used in operating activities	(2,479,555)	(933,576)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(20,850)	(152,928)
Proceeds from sale and principal payments on mortgage loans held for investment	93,285	–
Purchases of loans held for investment	(7,992,548)	(501,604)
Issuance of note receivable, related party	(4,047,282)	–
Net cash used in investing activities	(11,967,395)	(654,532)

CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	15,762,973	4,911,827
Member distributions	(4,324,405)	(100,000)
Repayment of line of credit	–	(200,000)
Net cash provided by financing activities	11,438,568	4,611,827

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,008,382)	3,023,719

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	3,229,453	205,734

CASH AND CASH EQUIVALENTS, END OF YEAR	$221,071	$3,229,453

SUPPLEMENTAL INFORMATION
Cash paid for interest	$–	$22,954

The accompanying notes are an integral part of these financial statements.

21

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

A.	ORGANIZATION

Organization

AHP Servicing, LLC (the "Company"), is a limited liability company organized June 27, 2017 under the laws of the state of Delaware. The Company was organized to develop and market a specialty mortgage servicing business as well as to invest in and service pools of defaulted mortgage loans (loans that are secured by a mortgage on real estate and delinquent on payments). The defaulted mortgage loans owned by the Company are purchased with the intent to modify or refinance the loan in order to sell the loan in the secondary market, or sell the loan for a lump sum payment. If the Company is unable to modify, refinance, or sell the mortgage loan, then the Company will foreclose on the property taking ownership of the underlying collateral.

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Company are prepared on the accrual basis of accounting.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) as codified in the Financial Accounting Standards Board's (FASB) Accounting Standards Codification (ASC).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For cash flow purposes, the Company considers cash and temporary investments with original maturities of three months or less, to be cash and cash equivalents. The Company has diversified its credit risk for cash by maintaining deposits in several financial institutions, which may at times exceed amounts covered by insurance from the Federal Deposit Insurance Corporation. The Company evaluates the creditworthiness of these financial institutions in determining the risk associated with these balances. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

Escrow Cash

The Company maintains segregated bank accounts in trust for escrow balances for mortgagors. The balances of these accounts totaled $444,686 and $9,190 at December 31, 2019 and 2018, respectively.

Mortgage Loans Held for Investment, Net

Mortgage loans held for investment for which management has the intent and ability to hold for the foreseeable future or to maturity are carried at amortized cost reduced by a valuation allowance for estimated credit losses. Loans transferred from the held for sale category are transferred at the lower of cost or fair value, which becomes the new cost basis in the loans.

Deferred Loan Costs

Deferred loan costs represent expense incurred from acquisition of mortgage loans and are recognized as expense at the time the mortgage loans are sold.

22

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Asset Management Fees

The Company performs asset management services for certain mortgage loans held by a related party. Asset management fees are based on a monthly loan fee in accordance with the underlying agreement and are recognized into revenue on a monthly basis.

Interest Income

Interest income on mortgage loans held for investment is recognized for the period from loan purchase investment upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when the recovery of principal and interest becomes doubtful and the mortgage loans held for investment are put on nonaccrual status. Interest income on note receivable, related party is recognized based on principal balance outstanding and contractual interest rate.

Loan Servicing Fees and Revenue Recognition

FASB ASC 606, Revenue from Contracts with Customers (ASC 606), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. The majority of the Company's revenue generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as the Company's loans, as well as revenue related to the Company's mortgage servicing activities.

Loan servicing fees represent revenue earned for servicing loans for various investors and affiliated entities. Loan servicing fees are based on a contractual percentage of the outstanding unpaid principal balance and are recognized into revenue as the related mortgage payments are received. Loan servicing expenses are charged to operations as incurred.

Property and Equipment, Net

Property and equipment is recorded at cost and depreciated or amortized using the straight line method over the estimated useful lives of the assets. The following is a summary of property and equipment at December 31:

	Useful lives (years)	2019	2018
Property and equipment, at cost
Capitalized Software	3	$210,099	$210,099
Computers	3	72,347	53,693
Furniture, Fixtures & Equipment	5	17,236	15,040
Total property and equipment, at cost		299,682	278,832

Accumulated depreciation and amortization
Capitalized Software		(103,813)	(34,013)
Computers		(40,063)	(18,910)
Furniture, Fixtures & Equipment		(4,643)	(1,600)
Total accumulated depreciation and amortization		(148,519)	(54,523)
Total property and equipment, net		$151,163	$224,309

23

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The Company periodically assesses property and equipment for impairment whenever events or circumstances indicate the carrying amount of an asset may exceed its fair value. If property and equipment is considered impaired, the impairment losses will be recorded on the statements of operations. The Company did not recognize any impairment losses during the years ended December 31, 2019 and 2018.

Capitalized Internal Software

The Company accounts for its internally developed software in accordance with FASB ASC 350-40, Intangibles - Goodwill and Other, Subtopic Internal Use Software (ASC 350-40). Per ASC 350-40, direct costs incurred during the preliminary project stage are expensed as incurred. Once the capitalization criteria of ASC 350-40 have been met, external direct costs of materials and services consumed in developing or obtaining internal use computer software and the payroll and payroll related costs for employees who are directly associated with and who devote time to the internal use software are capitalized. The Company did not capitalize internally developed software costs during the year ended December 31, 2019. The Company capitalized internally developed software costs totaling $113,809 during the year ended December 31, 2018.

Servicing Receivables

Servicing receivables represent funds advanced by the Company on behalf of borrowers and investors to cover delinquent balances for property taxes, insurance premiums, and other out-of-pocket costs. Servicing receivables are made in accordance with the servicing agreements and in certain cases are recoverable upon collection of future borrower payments, from the payment of accounts receivable, or from the proceeds resulting from the foreclosure of the underlying mortgage loans. The Company periodically reviews servicing receivables for collectability and establishes a valuation allowance for amounts estimated to be uncollectible. No allowance has been recorded at December 31, 2019 and 2018, as management has determined that all amounts are fully collectible.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC-340-10-599-1 and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin (SAB) Topic 5A — "Expenses of Offering." Deferred Offering Costs consist principally of legal fees incurred in connection with the Offering discussed in Note G. Prior to the completion of the Offering, these costs are capitalized as deferred offering costs on the balance sheets. The deferred offering costs will be charged to members' equity upon the completion of the Proposed Offering or expensed if the Proposed Offering is not completed.

Stock-Based Compensation

During 2018, the Company's management granted common stock to key employees. Grant-date fair value is determined using a third party valuation. Compensation cost for service-based equity awards is recognized on a straight line basis over the requisite service period, which is generally the vesting period.

Income Taxes

The Company has elected to be taxed as a partnership under the Internal Revenue Code. Accordingly, no federal or state income tax provisions have been recorded in the financial statements as all items of income and expense generated by the Company are reported on the members' income tax returns. The Company has no federal or state tax examinations in process as of December 31, 2019.

Risks and Uncertainties

The Company's primary business activity is the purchasing, selling, and servicing of mortgage loans. The mortgage loan industry is directly affected by the housing market and interest rates. This makes the Company susceptible to economic changes in the housing markets and changes in interest rates.

The Company's business requires substantial cash to support its operating activities. The Company self-funds its operations and as a result, the Company is dependent on its investors in order to finance its continued operations. If the Company's principal investors decide to terminate the relationship with the Company, the loss of capital could have a material adverse impact to the Company's financial statements unless the Company found a suitable alternative source.

24

AHP SERVICING, LLC

NOTES TO FINANCIAL STATEMENTS

B.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

Reclassifications

Certain reclassifications have been made to prior year balances to conform to the current year financial statement presentation.

C.	ACCOUNTS AND SERVICING RECEIVABLES

The following summarizes accounts and servicing receivables at December 31:

	2019	2018
Accounts receivable	$26,802	$–
Accounts receivable, related party	173,740	90,940
Servicing receivables	23,155	–
Servicing receivables, related party	61,930	228,962
Due from related party	94,679	82,598
	$380,306	$402,500

The Company periodically evaluates the carrying value of accounts and servicing receivable balances with delinquent balances written-off based on specific credit evaluations and circumstances of the debtor. No allowance for doubtful accounts has been established at December 31, 2019 and 2018, as management has determined that all amounts are fully collectible.

D.	NOTE RECEIVABLE, RELATED PARTY

In 2019, the Company executed and amended a promissory note receivable with American Homeowner Preservation 2015A+, LLC (AHP 2015A+), a related party through common ownership in the amount of $4,200,000. The note bears interest at a rate of 12% per annum, and matures on July 23, 2020. The outstanding balance of promissory note receivable is $4,047,282, including accrued interest of $127,282, at December 31, 2019.

E.	MORTGAGE LOANS HELD FOR INVESTMENT

Mortgage loans held for investment are as follows at December 31:

	2019	2018
Mortgage loans held for investment	$8,173,569	$493,460
Deferred costs, net	246,994	8,144
Mortgage loans held for investment	$8,420,563	$501,604

F.	LINES OF CREDIT

The Company had an unsecured line of credit with an availability of $200,000, an interest rate of 3.5% per annum, and a maturity date of September 25, 2018. The line of credit was repaid during the year ended December 31, 2018.

During 2018, the Company obtained an unsecured line of credit from a related party with an availability of $1,000,000, at an interest rate of 20% per annum. The line of credit matured on January 19, 2020. There was no outstanding balance on the line of credit at December 31, 2018.

G.	MEMBERS' EQUITY

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

The Company's Proposed Offering (the Offering) under Regulation A was qualified by the SEC on November 7, 2018. Under the Offering the Company is offering for sale up to 5,000,000 shares of Series A Preferred Stock at a price of $10 per share.

The Company allows for accredited and non-accredited investors in Series A Preferred Stock. The SEC has specific requirements that need to be met to be considered an accredited investor. Non-accredited investors have a limitation on how much can be invested in the Offering.

The Board of Directors has exclusive control over all aspects of the Company's business. As a result, owners of Series A Preferred Stock have no right to participate in the management of the Company and do not have any voting rights. For the years ended December 31, 2019 and 2018, net member contributions totaled $15,762,973 and $4,911,827, respectively.

H.	STOCK-BASED COMPENSATION

During 2018, the Company granted 21,010 shares of common stock to key employees of the Company, which vest over a three year period. Compensation cost is recognized over the requisite service period, generally defined as the vesting period. Compensation is recognized on a straight-line basis over the requisite service period for the entire award.

A summary of the activity in the stock option plan is as follows for the year ended December 31, 2019:

Shares
Outstanding, beginning of the year	21,010
Forfeited	(21,010)
Outstanding, end of the year	–

During the years ended December 31, 2019 and 2018, the Company recognized total stock-based compensation expense related to stock options of $10,000 and $0, respectively.

I.	PHANTOM STOCK PLAN

During 2019, the Company entered into a Phantom Stock Agreement with certain participating key employees under its Phantom Stock Plan (the Plan), awarding 7,260 phantom shares to participants as defined in the agreements. The total number of share available to be issued for grant as phantom stock shall not exceed more than 5.00% of the issued and outstanding equity of the Company as outlined by the Plan. Phantom stock that is forfeited may be re-granted in accordance with the Plan. The value of phantom stock corresponds to the fair value of the Company's common stock as defined in the agreements. The phantom shares will vest over a three year service period. The Company did not recognize compensation expense during the year ended December 31, 2019.

J.	EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan covering substantially all employees. Employees may contribute amounts subject to certain Internal Revenue Service and plan limitations. The Company may make discretionary matching and non-elective contributions. The Company made contributions totaling $3,909 to the plan during the year ended December 31, 2019. The Company did not make contributions to the plan during the year ended December 31, 2018.

K	RELATED PARTY TRANSACTIONS

The Company has a servicing agreement with AHP 2015A+. Both the Company and AHP 2015A+ are subsidiaries of Neighborhoods United, LLC.

The Company performs asset management services and subservicing for AHP 2015A+. The total amount due from AHP 2015A+ for these activities was $322,957 and $315,556 and is included in accounts and servicing receivables, on the balance sheets at December 31, 2019 and 2018, respectively. Total amount due to AHP 2015A+ was $402,219 and $382,495, which is included in accounts payable and accrued expenses on the balance sheets as of December 31, 2019 and 2018, respectively. Total fees recognized as revenue from activities performed for AHP 2015A+ was $1,555,897 and $1,345,039 for the years ended December 31, 2019 and 2018, respectively.

In the event affiliated entities are unable to fulfill their obligations with the counterparty, the Company may be required to perform to the extent the affiliated entities have outstanding obligations.

L.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office space under an operating lease agreement, which expires in November 30, 2021. Rent expense under the lease agreement totaled $153,284 and $127,737 for the years ended December 31, 2019 and 2018, respectively, and is included in occupancy, equipment and communication on the statements of operations. Future minimum rental payments under the operating lease are as follows as December 31, 2019:

Year Ending December 31,	Amounts
2020	$155,190
2021	146,460
301,650

M.	FAIR VALUE MEASUREMENTS

Due to the short term nature, the Company's value of cash and cash equivalents, escrow cash, short term receivables, note receivable, related party, and short term payables approximate their fair value at December 31, 2019.

N.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 29, 2020, the date the financial statements were available to be issued.

25

SUPPLEMENTARY INFORMATION

AHP SERVICING, LLC

COMPUTATION OF ADJUSTED NET WORTH TO DETERMINE COMPLIANCE WITH HUD

NET WORTH REQUIREMENTS

AS OF DECEMBER 31, 2019

1.	FHA loan servicing portfolio at December 31, 2019	$–

2.	FHA originations	–

3.	FHA purchases	–

4.	Total FHA loan activity	–

5.	Less: FHA servicing retained -

	FHA-insured Title ll loan originations retained at fiscal year-end	–

	FHA-insured Title ll third-party originator purchases retained at fiscal year-end	–

6.	Adjustments	–

7.	Total adjusted FHA loan activity	$–

8.	Net worth required - (if 7 <$25 million skip lines 9 and 10 and insert 8 on line 14)	$1,000,000
9.	Additional net worth required - (If total adjusted FHA loan activity is more than $25 million, then additional net worth required is equal to the total adjusted FHA loan activity minus $25 million, multiplied by 1%)	–

10.	Total net worth required	$1,000,000

11.	Net worth per balance sheet at December 31, 2019	12,997,716

12.	Less: unacceptable assets
	Accounts and servicing receivable, related party	330,348
	Note receivable, related party	4,047,282

13.	Adjusted net worth	$8,620,086

14.	Minimum net worth required	$1,000,000

15.	Adjusted net worth ABOVE required minimum amount	$7,620,086

26

AHP SERVICING, LLC

COMPUTATION OF LIQUID ASSETS TO DETERMINE COMPLIANCE WITH HUD

LIQUIDITY REQUIREMENTS

AS OF DECEMBER 31, 2019

1.	Minimum net worth required	$1,000,000

2.	20% of FHA net worth required	$200,000

3.	Liquid assets required	$200,000

4.	Cash and cash equivalents	$221,071

5.	Liquid assets ABOVE requirement	$21,071

27

905 S. Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance | Tax | Advisory

INDEPENDENT AUDITORS' REPORT

REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT
OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH
GOVERNMENT AUDITING STANDARDS

To the Board of Directors
AHP Servicing, LLC

Chicago, Illinois

We have audited, in accordance with the auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, the financial statements of AHP Servicing, LLC which comprise the balance sheet as of December 31, 2019 and the related statements of operations, changes in members' equity, and cash flows for the year then ended, and the related notes to the financial statements, and have issued our report thereon dated May 29, 2020.

Internal Control over Financial Reporting

In planning and performing our audit of the financial statements, we considered AHP Servicing, LLC's internal control over financial reporting to determine the audit procedures that are appropriate in the circumstances for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of AHP Servicing, LLC's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of AHP Servicing, LLC's internal control over financial reporting.

A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the entity's financial statements will not be prevented, or detected and corrected, on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

Our consideration of internal control over financial reporting was for the limited purpose described in the first paragraph of this section and was not designed to identify all deficiencies in internal control over financial reporting that might be material weaknesses or significant deficiencies. Given these limitations, during our audit we identified the following deficiency in internal control over financial reporting that we consider to be a significant deficiency in internal control:

The Company's year-end closing process failed to identify certain entries that should have been made to the financial statements. As such, there were several adjustments proposed to and agreed upon by management during the audit that had a material impact on the financial statements.

Compliance and Other Matters

As part of obtaining reasonable assurance about whether AHP Servicing, LLCs financial statements are free from material misstatement, we performed tests of their compliance with certain provisions of laws, regulations, contracts, and grant agreements; noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

Purpose of this Report

The purpose of this report is solely to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the effectiveness of the entity's internal control over financial reporting or on compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the entity's internal control and compliance. Accordingly, this communication is not suitable for any other purpose.

/s/ Richey, May & Co,

Englewood, Colorado
May 29, 2020

28

Exhibits

Exhibit 1A-2A	Certificate of Formation of Company*
Exhibit 1A-2B	Third Amended and Restated Limited Liability Company Agreement*
Exhibit 1A-2C	First Amended and Restated Authorizing Resolution of the Company*
Exhibit 1A-6A	Servicing Agreement between Company and American Homeowner Preservation 2015A+, LLC*

*Filed previously

29

Signatures

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 17, 2020.

AHP SERVICING LLC

By:	/s/ Jorge Newbery
Jorge Newbery, President & CEO

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Craig Lindauer

Craig Lindauer, Chief Financial Officer

June 17, 2020

/s/ Jorge Newbery

Jorge Newbery, President and Chief Executive Officer

June 17, 2020

30